                                  EXHIBIT 9(h)

             FORM OF AMENDED SCHEDULE A TO FUND ACCOUNTING AGREEMENT

                           Form of Amended Schedule A
                                     to the
                            Fund Accounting Agreement
                     between BISYS Fund Services Ohio, Inc.
                 (formerly the Winsbury Service Corporation) and
                           American Performance Funds
                      as amended and restated May 12, 1995

                                Name of the Fund
                                ----------------

                     American Performance U.S. Treasury Fund
                    American Performance Cash Management Fund
                         American Performance Bond Fund
                   American Performance Intermediate Bond Fund
              American Performance Intermediate Tax-Free Bond Fund
                        American Performance Equity Fund
                   American Performance Aggressive Growth Fund
                   American Performance Short-Term Income Fund
                       American Performance Balanced Fund
                     American Performance Growth Equity Fund

Seal                                   American Performance Funds

                                       By:
                                           ----------------------
                                       Date:                     , 1997
                                             --------------------

                                       BISYS Fund Services Ohio, Inc.

                                       By:
                                           ----------------------
                                       Date:                     , 1997
                                             --------------------


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